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                                                                    EXHIBIT 23.3


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm in the Form 10-K of Barrett Resources Corporation (the "Company") for the year ended December 31, 1997, and the incorporation by reference thereof of our February 1, 1996 reserve review letter report into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-16229 and 333-12251) and on Form S-8 (File Nos. 333-29669, 333-02529, 33-61097 and 33-52813).



          NETHERLAND, SEWELL & ASSOCIATES, INC.



          By: /s/ Clarence M. Netherland
              --------------------------
              Clarence M. Netherland
              Chairman



Dallas, Texas
March 6, 1998